EXHIBIT 21.1

                SUBSIDIARIES OF THE COMPANY

                                                 Place of
Name of the Company                              Incorporation
-------------------                              -------------

Barretts Minerals Inc.                           Delaware
Comsource Trading  Ltd.                          Delaware
Hi-Tech Specialty Minerals Company Limited       Thailand
Huzhou Minteq Refractory Company Ltd.            China
Minerals Technologies Europe N.V.                Belgium
Minerals Technologies Holdings Ltd.              United Kingdom
Minerals Technologies South Africa
  (Proprietary) Ltd.                             South Africa
Mintech Canada Inc.                              Canada
Mintech Do Brasil Comercio Ltda.                 Brazil
Mintech Japan K.K.                               Japan
Minteq Australia Pty. Ltd.                       Australia
Minteq Europe Limited                            Ireland
Minteq International GmbH                        Germany
Minteq International Inc.                        Delaware
Minteq Italiana S.p.A.                           Italy
Minteq Korea Inc.                                Korea
Minteq Magnesite Limited                         Ireland
Minteq U.K. Ltd.                                 United Kingdom
MTX Finance Inc.                                 Delaware
MTX Finance Ireland                              Ireland
PT Sinar Mas Specialty Minerals                  Indonesia
Specialty Minerals Do Brasil - Comercio
  e Industria Ltda.                              Brazil
Specialty Minerals FMT K.K.                      Japan
Specialty Minerals France S.A.R.L.               France
Specialty Minerals Inc.                          Delaware
Specialty Minerals Inc. Poland Sp. Z o.o.        Poland
Specialty Minerals International Inc.            Delaware
Specialty Minerals Israel Limited                Israel
Specialty Minerals (Mauritius) Private Ltd.      Mauritius
Specialty Minerals (Michigan) Inc.               Michigan
Specialty Minerals Nordic Oy Ab                  Finland
Specialty Minerals Philippines Inc.              Philippines
Specialty Minerals (Portugal) -
  Especialidades Minerais, S.A.                  Portugal
Specialty Minerals, S.A. de C.V.                 Mexico
Specialty Minerals Slovakia, Spol. S R. O.       Slovakia
Specialty Minerals South Africa (Pty.) Ltd.      South Africa
Specialty Minerals (Thailand) Limited            Thailand
Specialty Minerals U.K. Ltd.                     United Kingdom
Specialty Pigments (India) Private Limited       India
Tecnologias Minerales De Mexico, S.A. de C.V.    Mexico

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